Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY CONCLUDES DISPOSITION OF BARNETT SHALE PROPERTIES

Houston, Texas, September 5, 2008 – Dune Energy, Inc. (AMEX:DNE) announced it has closed $38.1 million of its previously announced sale of its Barnett Shale assets, located in Denton and Wise Counties, TX. The difference between the $38.1 million and the $41.5 million original sale price reflects post closing adjustments. These funds will be used to eliminate the $28.1 million outstanding on Dune’s $40 million revolver, and for general corporate purposes.

James A. Watt, President and Chief Executive Officer stated, “This disposition allows Dune to focus its activity on high rate of return projects in the Gulf Coast, and develop significant new deeper pool exploratory projects across our high quality property base”.

Click here for more information: http://www.duneenergy.com/news.html?b=1683&1=1

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-KSB/A filed with the U.S. Securities and Exchange Commission.

SOURCE: Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300.